Exhibit 99.1

Arcimoto Temporarily Suspends Electric Vehicle Production at its U.S. Factory in Effort to
Boost Containment of Coronavirus

EUGENE, Ore., March 19, 2020 – Arcimoto, Inc.® (NASDAQ: FUV) announced today that it will temporarily suspend all production of the Fun Utility Vehicle through April 17, 2020 at its U.S. factory located in Eugene, Oregon in response to the rapidly evolving coronavirus pandemic. The company will maintain a work-from-home staff to push forward critical operations, including compliance and reporting, research and development, customer service, and deployment of the company’s recently-launched Rapid Responder and Deliverator pilot vehicles to key potential fleet operators.

“We face truly unprecedented times, here and in every community around the planet,” said Mark Frohnmayer, Arcimoto Founder and CEO. “We moved to a work-from-home model for everyone who could and implemented aggressive social distancing and sanitation policies in the production facility last week. As we have been monitoring the rapidly-changing nature of this pandemic, we have concluded that we cannot properly ensure the safety of our production team until we have personal protective equipment and adequate COVID-19 community testing resources in place. As such, we’ve made the necessary decision to temporarily suspend production. Today’s action is the right decision for our team, their families and for our community.”

Public Relations Contact:

Susan Donahue

Skyya PR for Arcimoto

susan.donahue@skyya.com

About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle is one of the lightest, most affordable, and most appropriate electric vehicles suitable for the daily driver. For more information, please visit www.arcimoto.com.

Forward Looking Statements

This press release contains projections and other forward-looking statements regarding future events or our future financial performance. Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and, include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.